We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-95437) pertaining to the 1998 Stock Option Plan of Frisby Technologies, Inc. of our report dated January 27, 2000, except for Note 12, as to which the date is April 14, 2000, with respect to the consolidated financial statements of Frisby Technologies, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1999.



                                                        /s/Ernst & Young LLP

Winston-Salem, North Carolina
January 27, 2000, except for Note 12,
as to which the date is April 14, 2000